Exhibit EX-99.j.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditor" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report on The Olstein Financial Alert Fund dated September 24, 2003, in the Registration Statement (Form N-1A) of The Olstein Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 14 to the Registration Statement under the Securities Act of 1933 (File No. 033-91770) and in this Amendment No. 15 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-9038).

                                             /s/ Ernst & Young LLP

                                             ERNST & YOUNG LLP

Chicago, Illinois
December 23, 2003